ARMOUR RESIDENTIAL REIT, INC. REPORTS Q3 2015 CORE INCOME OF $52.4 MILLION

VERO BEACH, Florida - November 6, 2015 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA, and ARR PrB) (“ARMOUR” or the “Company”) today announced financial results for the quarter ended September 30, 2015.

Q3 2015 Highlights and Financial Information

•	Previously reported one-for-eight reverse stock split (the “Reverse Stock Split”) of ARMOUR's outstanding shares of Common stock was effective July 31, 2015

•	Q3 2015 key results:

◦	$52.4 million ($1.11 per Common share) Core Income including drop income (as defined below)

◦	13.22% Core Income return on stockholders’ equity at the beginning of the quarter

◦	$0.98 per share Common dividends for Q3

◦	$38.0 million ($0.78 per Common share) estimated taxable Real Estate Investment Trust (“REIT”) income

◦
$(221.6) million [($(5.18) per Common share)] net loss under Generally Accepted Accounting Principles (“GAAP”) reflecting $(266.1) million net unrealized loss primarily on interest rate hedges driven by declines in swap yields

◦	2.56% average yield on assets and 1.44% average net interest margin

◦	9.23% annualized average principal repayment rate (CPR)

◦	1,755,618 Common shares repurchased, net

◦	43,561,000 approximately weighted average diluted Common shares

•	At September 30, 2015:

◦	$1.42 billion ($29.05 per Common share) stockholders’ equity, including accretive effect of $0.37 per Common share from Q3 share repurchases

◦	8.87 to 1 “leverage” (debt to stockholders’ equity)

◦	$682.9 million (48.11% of stockholders’ equity) liquidity in cash and unpledged securities

◦	Stock outstanding:

▪	42,028,278 shares Common Stock

▪	2,180,572 shares Series A Cumulative Redeemable Preferred Stock

▪	5,650,000 shares Series B Cumulative Redeemable Preferred Stock

•	2,190,000 approximately additional Common shares repurchased net in October 2015, leaving repurchase authorization of 5,041,067 Common shares at November 5, 2015

•	39,838,120 Common shares outstanding at November 5, 2015

•	$0.33 monthly dividend per Common share maintained for Q4, as previously announced

•	On July 7, 2015, ARMOUR’s wholly owned insurance subsidiary, SABRE Business Insurance LLC, became a member of the Federal Home Loan Bank of Des Moines, as previously reported.

•
Additional updated information on the Company’s investment, financing and hedge positions can be found in ARMOUR Residential REIT, Inc.’s most recent “Company Update.” ARMOUR posts unaudited and unreviewed Company Updates each month on www.armourreit.com

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ARMOUR Residential REIT, Inc. Reports Q3 2015 Core Income of $52.4 million

November 6, 2015

Q3 2015 Results

Core Income, Including Drop Income
Core Income, including drop income, for the quarter ended September 30, 2015, was approximately $52.4 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain non-recurring expenses, inclusive of dollar roll income. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and U.S. Treasury Securities.

The Company entered into to-be-announced (“TBA”) dollar roll transactions that generate “drop income.” Drop income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Drop income is the economic equivalent of the assumed net interest spread (yield less financing costs) and is calculated as the difference between the spot price for regular settlement and the forward settlement price on trade date.

Estimated Taxable REIT Income
Estimated taxable REIT income for the quarter ended September 30, 2015, was approximately $38.0 million, or $0.78 per Common share. The Company’s annual dividend requirement to maintain its REIT tax status is based on ordinary taxable income, rather than on net income calculated in accordance with GAAP. Realized capital losses do not affect the amount of the Company’s ordinary taxable income, but will generally be available to offset capital gains realized primarily through 2018. Taxable REIT income and GAAP net income will generally differ primarily because of the non-taxable unrealized changes in the value of the Company’s derivatives, which the Company uses as economic hedges, and any other than temporary impairment of Agency Securities to be sold in later periods. These gains/losses on derivatives are included in GAAP net income, whereas valuation changes are not included in taxable income.

GAAP Net Income (Loss)
For the purposes of computing GAAP net income (loss), the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income (loss). GAAP net loss for Q3 2015 was approximately $(221.6) million, including unrealized and realized losses on derivatives of $(266.1) million and $(17.4) million, respectively.

Dividends
The Company paid reverse split adjusted dividends of $0.32 per Common share of record for July 2015 and $0.33 per Common share of record for each of August and September 2015, resulting in payments to Common stockholders of approximately $42.9 million. The Company also paid monthly dividends in Q3 2015 of $0.171875 per outstanding share of 8.250% Series A Cumulative Redeemable Preferred Stock and $0.1640625 per outstanding share of 7.875% Series B Cumulative Redeemable Preferred Stock, resulting in payments to preferred stockholders of an aggregate of approximately $3.9 million. Our board of directors determines our Common share dividend rate based upon our REIT requirements and other relevant considerations. Dividends in excess of taxable REIT income for the year (including any amounts carried forward from prior years) will generally be treated as non-taxable return of capital to Common stockholders.

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ARMOUR Residential REIT, Inc. Reports Q3 2015 Core Income of $52.4 million

November 6, 2015

Per Share Amounts
Per Common share amounts reflect the one-for-eight reverse stock split and are net of applicable Preferred Stock dividends and liquidation preferences. The denominators used to calculate per Common share amounts for the quarter ended September 30, 2015, reflect, to the extent dilutive, the effects of 0.1 million unvested stock awards.

Portfolio
As of September 30, 2015, the Company’s portfolio consisted of Fannie Mae, Freddie Mac and Ginnie Mae mortgage securities, substantially all of which are fixed rate securities, and was valued at $13.6 billion on a trade date basis. The Company also had $1.6 billion of TBA dollar roll transactions open at September 30, 2015. During Q3 2015, the annualized yield on average assets was 2.56%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.12%, resulting in a net interest spread of 1.44% for Q3 2015. During Q3 2015, the Company sold approximately $0.3 billion of Agency Securities, resulting in losses of approximately $0.1 million.

Portfolio Financing, Leverage and Interest Rate Hedges
As of September 30, 2015, the Company financed its portfolio with approximately $12.6 billion of borrowings under repurchase agreements. The Company’s leverage ratio as of September 30, 2015, was 8.87 to 1 (10.04 to 1 including TBA Agency Securities purchased forward and excluding debt related to forward settling sales). As of September 30, 2015, the Company’s liquidity totaled approximately $682.9 million, consisting of approximately $276.5 million of cash and equivalents, plus approximately $406.4 million of unpledged Agency Securities (including Agency Securities received as collateral).

As of September 30, 2015, the Company’s repurchase agreements had a weighted-average maturity of approximately 46 days. The Company had a notional amount of approximately $12.3 billion (of which $6.4 billion become effective within 9 months) of various maturities of interest rate swap contracts with a weighted average swap rate of 1.76%.

Regulation G Reconciliation
Taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP. The Company plans to timely distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. Core Income also excludes gains and losses on security sales. However, because taxable REIT income and Core Income are incomplete measures of the Company’s financial performance and involve differences from net income computed in accordance with GAAP, taxable REIT income and Core income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Reports Q3 2015 Core Income of $52.4 million

November 6, 2015

The following table reconciles the Company’s results from operations to Core Income and estimated taxable REIT income for the quarter ended September 30, 2015:

	Core Income	Estimated Taxable REIT Income
	(in millions)
GAAP net income	$(221.6)	$(221.6)
Book to tax differences:
Changes in interest rate contracts	261.4	261.4
TBA drop income	12.6	—
Amortization of deferred hedging costs	—	(1.8)
Total	$52.4	$38.0

Reverse Stock Split
As previously reported, the Reverse Stock Split took effect at approximately 5:00 p.m. Eastern Time on July 31, 2015 (the “Effective Time”). At the Effective Time, every eight issued and outstanding shares of common stock was converted into one share of common stock, and as a result, the number of outstanding shares of common stock was reduced from approximately 350,000 to approximately 43,750. At the Effective Time, the number of authorized shares of common stock was also reduced, on a one-for-eight basis, from 1,000,000 to 125,000. The par value of each share of common stock remained unchanged. No fractional shares were issued in connection with the Reverse Stock Split. The Reverse Stock Split did not affect ARMOUR's Series A Preferred Stock or Series B Preferred Stock. All per share amounts and common shares outstanding amounts in this press release reflect the effect of the Reverse Stock Split.

Common Stock
During Q3 2015, the Company repurchased 1,768,234 shares of Common stock pursuant to its Common stock repurchase program at a weighted average cost of $20.63 and also issued 12,616 shares of Common stock under its stock incentive and dividend reinvestment plans at a weighted average price of $20.18 per share. As of September 30, 2015, there were 42,028,278 Common shares outstanding.

The following table shows the changes in stockholders’ equity per Common share during the quarter ended September 30, 2015:

Stockholders’ equity per Common share - June 30, 2015	$31.69
Core Income	1.11
Investment net loss	(3.14)
Common stock dividends	(0.98)
Accretive effect of net share repurchases	0.37
Stockholders’ equity per Common share - September 30, 2015	$29.05

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ARMOUR Residential REIT, Inc. Reports Q3 2015 Core Income of $52.4 million

November 6, 2015

Commencing August 3, 2015, with the effectiveness of the Reverse Stock Split, a total of 9 million Common shares are authorized for repurchase under the Common stock repurchase program. During October 2015, we repurchased approximately 2,190,000 net shares under our Repurchase Program for an aggregate of $46.0 million. As of November 5, 2015, we had 39,838,120 Common shares outstanding and 5,041,067 remaining authorization under our Repurchase Program.

Preferred Stock
As of September 30, 2015, there were 2,180,572 shares of 8.250% Series A Cumulative Redeemable Preferred Stock and 5,650,000 shares of 7.875% Series B Cumulative Redeemable Preferred Stock outstanding.

Federal Home Loan Bank Membership
On July 7, 2015, ARMOUR's wholly-owned insurance subsidiary, SABRE Business Insurance LLC, became a member of the Federal Home Loan Bank of Des Moines, as previously announced.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q3 2015 operating results on Monday, November 9, 2015, at 10:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/896/11241. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate, hybrid adjustable rate and adjustable rate residential mortgage backed securities. These securities are issued or guaranteed by U.S. Government-sponsored entities and Ginnie Mae. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”). ARMOUR Residential REIT, Inc. intends to qualify and has elected to be taxed as a REIT under the Code for U.S. federal income tax purposes.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-
looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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ARMOUR Residential REIT, Inc. Reports Q3 2015 Core Income of $52.4 million

November 6, 2015

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT:     investors@armourreit.com
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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